Exhibit 99.1

Daseke Reports Record Results for Second Quarter of 2021 and Raises 2021 Outlook

Strong operational execution and improving demand combine to drive record quarterly Operating Ratio and Adjusted EBITDA

Addison, Texas – August 3, 2021 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today reported financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Highlights:

•
Revenue of $404.0 million
•
Net income of $35.3 million, or $0.49 per diluted share attributable to common stockholders, compared to $1.6 million in last year’s second quarter
•
Record Adjusted Net Income ex-Aveda of $30.2 million, or $0.42 per diluted share attributable to common stockholders
•
Record Adjusted EBITDA of $69.2 million
o
Results up 20% compared to prior quarterly record of $57.6 million in Q3 2020
•
Cash flows from operating activities of $28.6 million and Free Cash Flow of $32.3 million
•
Delivered record Operating Ratio (“OR”) of 88.8% and record Adjusted Operating Ratio of 88.0%
•
Raising Full Year 2021 Outlook
o
Revenue range of $1.5 billion to $1.6 billion, up 6.9% from previous range
o
Adjusted EBITDA range of $200 million to $210 million, up 20.6% from previous range

Management Commentary

"We are pleased to report record results for our second quarter and announce an increase in our revenue and Adjusted EBITDA outlook for 2021. Over the last two years we have worked diligently to integrate and transform our operations. Because of these efforts, we were able to recruit drivers, seat trucks and optimize our network efficiency, while constructively working with our customers to align on the right balance between rates and needed capacity. It is the partnership we have with our customers, the work ethic of our driver community and the relentless focus on execution by our OpCo management teams that underpinned this resounding improvement in our year-over-year, quarterly Adjusted EBITDA of more than 50%. “Our ability to deliver several consecutive quarters of solid financial results, our record outperformance of this second quarter 2021 and the increase in our 2021 financial outlook each demonstrates the momentum and success of our strategy," said Jonathan Shepko, Chief Executive Officer of Daseke.

Second Quarter 2021 Financial Results

Total revenue in the second quarter of 2021 increased 14.9% to $404.0 million, compared to $351.7 million in the year-ago quarter. Excluding the impact of the Aveda Transportation and Energy Services (“Aveda”) business to 2020, second quarter revenue increased by 18.2%. This year-over-year increase in revenue was driven primarily by record freight rates in the Flatbed segment.

Operating income in the second quarter of 2021 was $45.3 million, compared to operating income of $12.4 million in the year-ago quarter. The change in operating income was primarily driven by a rate environment in the Flatbed segment that has returned to pre-pandemic levels, lower salaries stemming from prior fleet rationalization efforts, better than anticipated performance on insurance and claims, additional gains on sales of assets and the divestiture of the Aveda business, which had a greater operating loss in the year-ago quarter. Excluding Aveda, operating income in the second quarter of 2021 was $45.5 million compared to operating income of $18.9 million in the prior-year quarter.

Net income for the second quarter of 2021 was $35.3 million, or $0.49 per diluted share attributable to common stockholders, compared to net income of $1.6 million, or $0.00 per share attributable to common stockholders, in the year-ago quarter. The year-over-year change was due to the increase in operating income discussed above, combined with a $9.4 million increase in other income, primarily related to reduced interest expense but also aided by additional non-cash gains resulting from the change in fair value of warrant liability, partially offset by an increase in income tax expense due to the higher pre-tax income. Adjusted Net Income excluding Aveda was $30.2 million in the second quarter of 2021, compared to $9.8 million in the year-ago quarter. Adjusted EBITDA in the second quarter of 2021 was $69.2 million, compared to $43.7 million in the year-ago quarter. Excluding the impact of the Aveda business, second quarter Adjusted EBITDA increased 51.2% to $69.4 million compared to $45.9 million in the comparable period last year.

Segment Results

Specialized Solutions – During the second quarter, the Specialized Solutions segment (all measures presented Ex-Aveda to reflect the exit of that business in 2020) benefitted from continued strong demand and freight rates, primarily serving construction, high security cargo and glass, which largely offset reduced activity in the wind energy market versus last year’s second quarter. Overall, this business mix shift led to a 2.3% increase in average freight rate per mile, while revenue per truck increased by 12.3% versus last year’s second quarter due primarily to an improvement in miles per truck per day. Operations improved versus last year driven by the Company’s end market portfolio approach, offsetting the mix shift away from wind energy project revenues.

Flatbed Solutions – The Flatbed Solutions segment experienced a rate environment that has returned to pre-pandemic levels, as rates increased 38.9% compared to last year’s second quarter and offset the impact of shifting to asset light and fleet downsizing. Freight volumes declined due to fleet-rightsizing efforts over the course of prior year and into 2021. Despite the lower fleet size, load volume increased as excess capacity was directed to the brokerage business. Recovery in various industrial end markets to pre-pandemic levels, particularly in construction and steel and other metals, contributed to the strong rate environment.

Capital Summary and Updated 2021 Outlook

At June 30, 2021, Daseke had cash and cash equivalents of $111.7 million and $119.3 million available under its revolving credit facility, for total available liquidity of $231.0 million. Total debt was $594.4 million and net debt was $482.7 million. This compares to cash and cash equivalents of $176.2 million and $83.2 million available on the revolving credit facility, total available liquidity of $259.4 million, total debt of $679.7 million, and net debt of $503.5 million on December 31, 2020.

For the quarter, net cash provided by operating activities was $28.6 million, cash capital expenditures were $12.8 million, and cash proceeds from the sale of excess property and equipment were $16.5 million, resulting in Free Cash Flow of $32.3 million. Additionally, capital expenditures financed with debt and finance leases were $14.8 million. This compares to net cash provided by operating activities of $53.2 million, cash capital expenditures of $10.4 million, and cash proceeds from the sale of excess property and equipment of $30.6 million, resulting in Free Cash Flow of $73.4 million in the second quarter of 2020. Capital expenditures financed with debt and finance leases were $30.0 million in the second quarter of 2020.

“We are pleased with the significant operational and financial progress the entire Daseke team delivered in the second quarter, as we continue to execute on profitability improvement, most notably our Adjusted Operating Ratio of

88.0%,” said Jason Bates, Executive Vice President and Chief Financial Officer of Daseke.  “While the industrial end-market recovery in various verticals to near pre-pandemic levels certainly played a part in this quarter’s numbers, this impressive performance is a testament to the breadth and capabilities of our OpCo teams, who efficiently executed in this unprecedented environment.  Although we do anticipate continued industry-wide cost pressures in the form of driver recruitment and retention, equipment acquisition, as well as insurance and other general expenses into the foreseeable future, with our team’s strong year-to-date execution and the expectation that we will continue to see momentum from our business improvement initiatives, we are increasing our full year 2021 Outlook at this time.  We currently anticipate a range of revenue of $1.5 billion to $1.6 billion, with a range for Adjusted EBITDA of $200 million to $210 million.  Our CAPEX estimates remain unchanged at this time. Utilizing the midpoints, these outlook increases represent a 6.9% and 20.6% increase in revenue and Adjusted EBITDA, respectively, from our previous guidance. With this significant increase to Adjusted EBITDA and no corresponding increase to CAPEX, we also anticipate a commensurate improvement to the Free Cash Flow generation in 2021 beyond previous expectations.”

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its second quarter 2021 results and 2021 outlook. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well. Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 1980152. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of more than 4,500 tractors and 11,000 flatbed and specialized trailers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted earnings per share, Adjusted Operating Ratio, Free Cash Flow and Net Debt. This news release also includes GAAP and non-GAAP measures appended with ex-Aveda, which represent the measure excluding the impact of our Aveda business, which we disposed of in 2020.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the tables below.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance. Adjusted EBITDA ex-Aveda is defined as Adjusted EBITDA less the Adjusted EBITDA of the Aveda business, which we disposed of in 2020. Adjusted EBITDA ex-Aveda margin is defined as Adjusted EBITDA ex-Aveda divided by Total revenue ex-Aveda.

We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. In particular, we have not reconciled our expectations as to forward-looking Adjusted EBITDA to net income due to the difficulty in making an accurate projection as to the change in fair value of warrant liability, which will have a significant impact on our GAAP net income; accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income is not available without unreasonable efforts.

The Company’s board of directors and executive management team use Adjusted EBITDA and Adjusted EBITDA ex-Aveda (collectively discussed below as "Adjusted EBITDA Metrics") as key measures of its performance and for business planning. Adjusted EBITDA Metrics assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA Metrics also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA Metrics is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA Metrics is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share

Daseke defines Adjusted Net Income (Loss) ex-Aveda as net income (loss) adjusted for material items that management believes do not reflect our core operating performance. Daseke defines Adjusted Net Income (Loss) ex-Aveda per share as Adjusted Net Income (Loss) ex-Aveda divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures are useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Total revenue ex-Aveda, Adjusted Operating Income (Loss) and Adjusted Operating Ratio

The Company uses Total revenue ex-Aveda, Adjusted Operating Income (Loss) ex-Aveda and Adjusted Operating Ratio ex-Aveda as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Expenses as (a) total operating expenses (i) less material items that management believes do not reflect our core operating performance. The Company defines Adjusted Operating Ratio as (a) Adjusted Operating Expenses, as a percentage of (b) total revenue. The Company defines previously defined terms appended with ex-Aveda as their previously defined term excluding the impact of the Aveda business, which we disposed of in 2020.

The Company’s board of directors and executive management team view these non-GAAP measures, and their key drivers of revenue quality, growth, expense control and operating efficiency, as very important measures of the Company’s performance. The Company believes excluding these items enhances the comparability of its performance between periods. The Company believes its presentation of these non-GAAP measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock.

Net Debt

Daseke defines net debt as total debt less cash and cash equivalents. The Company’s board of directors and executive management team use net debt to help assess the Company’s liquidity and evaluate and plan for future liquidity needs. The Company believes that the presentation of net debt is useful to investors because it provides additional information regarding the Company’s overall liquidity, financial flexibility, capital structure and leverage.

Management’s view of Core Operating Performance

In the non-GAAP measures discussed above, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represent its performance in the ordinary, ongoing and customary course of its operations. Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock-based compensation, impairments, amortization of intangible assets, restructuring, business transformation costs, and severance. Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance in the same manner that management evaluates its core operational performance.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that it cannot predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the impact to the Company’s business and operations resulting from the COVID-19 pandemic, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to complete planned or future divestitures successfully, the Company’s ability to adequately address downward pricing and other competitive pressures, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to realize intended benefits from its recent or future acquisitions, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see

Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Company freight	$163.6	$167.0	$308.7	$347.9
Owner operator freight	129.1	96.0	234.2	203.8
Brokerage	66.7	57.9	115.2	119.6
Logistics	10.7	8.8	19.2	18.9
Fuel surcharge	33.9	22.0	60.6	52.5
Total revenue	404.0	351.7	737.9	742.7
Operating expenses:
Salaries, wages and employee benefits	93.4	99.4	184.1	209.8
Fuel	27.0	18.2	52.4	46.9
Operations and maintenance	37.3	45.3	67.6	90.9
Purchased freight	155.3	112.2	276.7	246.4
Administrative and other expenses	28.0	38.0	66.9	79.4
Depreciation and amortization	22.2	22.8	44.4	49.1
(Gain) loss on disposition of property and equipment	(4.6)	0.4	(7.7)	(0.8)
Impairment	—	—	—	13.4
Restructuring charges	0.1	3.0	0.1	3.5
Total operating expenses	358.7	339.3	684.5	738.6
Income from operations	45.3	12.4	53.4	4.1
Other expense (income)	(0.7)	8.7	15.5	20.6
Income (loss) before income taxes	46.0	3.7	37.9	(16.5)
Income tax expense (benefit)	10.7	2.1	9.9	(1.8)
Net income (loss)	35.3	1.6	28.0	(14.7)

Net income (loss)	$35.3	$1.6	$28.0	$(14.7)
Less dividends to Series A convertible preferred stockholders	(1.3)	(1.3)	(2.5)	(2.5)
Net income (loss) attributable to common stockholders	$34.0	$0.3	$25.5	$(17.2)
Income (loss) per common share:
Basic	$0.52	$0.00	$0.39	$(0.27)
Diluted	$0.49	$0.00	$0.38	$(0.27)
Weighted-average common shares outstanding:
Basic	64,842,620	64,173,164	64,960,833	64,625,347
Diluted	71,866,303	64,711,210	66,154,571	64,625,347
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$3.81	$3.81

Daseke, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(Unaudited)
(In millions)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$111.7	$176.2
Accounts receivable, net	189.8	154.4
Other current assets	33.1	34.5
Total current assets	334.6	365.1
Property and equipment, net	393.8	402.7
Goodwill and intangible assets, net	230.8	233.9
Other long-term assets	128.9	125.2
Total assets	$1,088.1	$1,126.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16.2	$16.5
Accrued expenses	53.8	35.7
Current portion of long-term debt	55.4	54.0
Other current liabilities	92.9	84.5
Total current liabilities	218.3	190.7
Long-term debt, net of current portion	530.8	618.6
Other long-term liabilities	181.0	178.8
Total liabilities	930.1	988.1
Stockholders’ equity	158.0	138.8
Total liabilities and stockholders’ equity	$1,088.1	$1,126.9

Daseke, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flow
(Unaudited)
(In millions)

	Six Months Ended
	June 30,
	2021	2020
Net cash provided by operating activities	$58.1	$82.9
Net cash provided by investing activities	8.6	21.5
Net cash used in financing activities	(130.9)	(43.3)
Effect of exchange rates on cash and cash equivalents	(0.3)	0.5
	$(64.5)	$61.6

Property and equipment acquired with debt or finance lease obligations	$29.2	$30.0
Property and equipment sold for notes receivable	$—	$0.1

Daseke, Inc. and Subsidiaries
Reconciliation of cash flows provided by operating activities to Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$28.6	$53.2	$58.1	$82.9
Purchases of property and equipment	(12.8)	(10.4)	(18.0)	(14.9)
Proceeds from sale of property and equipment	16.5	30.6	26.6	36.4
Free Cash Flow	$32.3	$73.4	$66.7	$104.4

Daseke, Inc. and Subsidiaries
Reconciliation of total debt to net debt
(Unaudited)
(In millions)
	June 30,	December 31,
	2021	2020
Term Loan Facility	$399.0	$483.5
Equipment term loans	163.6	164.9
Finance lease obligations	31.8	31.3
Total debt	594.4	679.7
Less: cash and cash equivalents	(111.7)	(176.2)
Net debt	$482.7	$503.5

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Three Months Ended June 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$118.3	52.3	$121.6	54.9	$(3.3)	(2.7)
Owner operator freight	40.7	18.0	38.3	17.3	2.4	6.3
Brokerage	41.5	18.4	43.1	19.5	(1.6)	(3.7)
Logistics	9.3	4.1	8.1	3.7	1.2	14.8
Fuel surcharge	16.3	7.2	10.4	4.7	5.9	56.7
Total revenue	226.1	100.0	221.5	100.0	4.6	2.1

OPERATING EXPENSES(1):
Total operating expenses	197.1	87.2	207.0	93.5	(9.9)	(4.8)
Operating ratio	87.2%		93.5%
Adjusted operating ratio	86.6%		91.0%
Adjusted operating ratio ex-Aveda	86.5%		89.4%
INCOME (LOSS) FROM OPERATIONS	$29.0	12.8	$14.5	6.5	$14.5	100.0

OPERATING STATISTICS:
Company miles	38.3		37.8		0.5	1.3
Owner operator miles	12.7		12.8		(0.1)	(0.8)
Total miles (in millions)(2)	51.0		50.6		0.4	0.8

Rate per mile	$3.12		$3.16		$(0.04)	(1.3)
Rate per mile ex-Aveda	$3.12		$3.05		$0.07	2.3
Revenue per tractor	$66,700		$56,400		$10,300	18.3
Revenue per tractor ex-Aveda	$66,700		$59,400		$7,300	12.3

Company-operated tractors, at quarter-end	1,878		1,986		(108)	(5.4)
Owner-operated tractors, at quarter-end	511		555		(44)	(7.9)
Number of trailers, at quarter-end	7,059		7,280		(221)	(3.0)

Company-operated tractors, average for the quarter	1,871		2,205		(334)	(15.1)
Owner-operated tractors, average for the quarter	512		631		(119)	(18.9)
Total tractors, average for the quarter	2,383		2,836		(453)	(16.0)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Six Months Ended June 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$221.1	54.0	$253.7	54.9	$(32.6)	(12.8)
Owner operator freight	75.3	18.4	81.0	17.5	(5.7)	(7.0)
Brokerage	68.1	16.6	86.0	18.6	(17.9)	(20.8)
Logistics	16.5	4.0	17.3	3.7	(0.8)	(4.6)
Fuel surcharge	28.8	7.0	23.9	5.2	4.9	20.5
Total revenue	409.8	100.0	461.9	100.0	(52.1)	(11.3)

OPERATING EXPENSES(1):
Total operating expenses	370.3	90.4	453.9	98.3	(83.6)	(18.4)
Operating ratio	90.4%		98.3%
Adjusted operating ratio	89.8%		93.6%
Adjusted operating ratio ex-Aveda	89.6%		91.1%
INCOME FROM OPERATIONS	$39.5	9.6	$8.0	1.7	$31.5	393.8

OPERATING STATISTICS:
Company miles	76.2		78.5		(2.3)	(2.9)
Owner operator miles	24.1		26.1		(2.0)	(7.7)
Total miles (in millions)(2)	100.3		104.6		(4.3)	(4.1)

Rate per mile	$2.96		$3.20		$(0.24)	(7.5)
Rate per mile ex-Aveda	$2.96		$2.94		$0.02	0.6
Revenue per tractor	$124,000		$116,100		$7,900	6.8
Revenue per tractor ex-Aveda	$124,000		$114,100		$9,900	8.7

Company-operated tractors, at period-end	1,878		1,986		(108)	(5.4)
Owner-operated tractors, at period-end	511		555		(44)	(7.9)
Number of trailers, at period-end	7,059		7,280		(221)	(3.0)

Company-operated tractors, average for the period	1,882		2,240		(358)	(16.0)
Owner-operated tractors, average for the period	509		643		(134)	(20.8)
Total tractors, average for the period	2,391		2,883		(492)	(17.1)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Three Months Ended June 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$47.7	26.4	$48.9	35.6	$(1.2)	(2.5)
Owner operator freight	88.9	49.1	60.1	43.8	28.8	47.9
Brokerage	25.3	14.0	15.5	11.3	9.8	63.2
Logistics	1.3	0.7	0.7	0.5	0.6	85.7
Fuel surcharge	17.7	9.8	12.0	8.7	5.7	47.5
Total revenue	180.9	100.0	137.2	100.0	43.7	31.9

OPERATING EXPENSES(1):
Total operating expenses	158.0	87.3	126.5	92.2	31.5	24.9
Operating ratio	87.3%		92.2%
Adjusted operating ratio	86.8%		91.3%
INCOME FROM OPERATIONS	$22.9	12.7	$10.7	7.8	$12.2	114.0

OPERATING STATISTICS:
Company miles	19.4		25.7		(6.3)	(24.5)
Owner operator miles	35.2		34.7		0.5	1.4
Total miles (in millions)(2)	54.6		60.4		(5.8)	(9.6)

Rate per mile	$2.50		$1.80		$0.70	38.9
Revenue per tractor	$55,500		$40,100		$15,400	38.4

Company-operated tractors, at quarter-end	837		1,151		(314)	(27.3)
Owner-operated tractors, at quarter-end	1,601		1,549		52	3.4
Number of trailers, at quarter-end	4,207		4,575		(368)	(8.0)

Company-operated tractors, average for the quarter	852		1,171		(319)	(27.2)
Owner-operated tractors, average for the quarter	1,611		1,545		66	4.3
Total tractors, average for the quarter	2,463		2,716		(253)	(9.3)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Six Months Ended June 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$92.4	27.6	$100.2	34.3	$(7.8)	(7.8)
Owner operator freight	159.9	47.8	126.3	43.2	33.6	26.6
Brokerage	47.5	14.2	35.0	12.0	12.5	35.7
Logistics	2.5	0.7	1.5	0.5	1.0	66.7
Fuel surcharge	32.1	9.6	29.4	10.1	2.7	9.2
Total revenue	334.4	100.0	292.4	100.0	42.0	14.4

OPERATING EXPENSES(1):
Total operating expenses	300.5	89.9	273.1	93.4	27.4	10.0
Operating ratio	89.9%		93.4%
Adjusted operating ratio	89.3%		92.6%
INCOME FROM OPERATIONS	$33.9	10.1	$19.3	6.6	$14.6	75.6

OPERATING STATISTICS:
Company miles	40.2		52.3		(12.1)	(23.1)
Owner operator miles	68.5		71.3		(2.8)	(3.9)
Total miles (in millions)(2)	108.7		123.6		(14.9)	(12.1)

Rate per mile	$2.32		$1.83		$0.49	26.8
Revenue per tractor	$101,000		$82,500		$18,500	22.4

Company-operated tractors, at period-end	837		1,151		(314)	(27.3)
Owner-operated tractors, at period-end	1,601		1,549		52	3.4
Number of trailers, at period-end	4,207		4,575		(368)	(8.0)

Company-operated tractors, average for the period	896		1,192		(296)	(24.8)
Owner-operated tractors, average for the period	1,601		1,555		46	3.0
Total tractors, average for the period	2,497		2,747		(250)	(9.1)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income to Operating Income ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)

	Three Months Ended June 30,
(Dollars in millions)	2021	2020	2021	2020	2021	2020
	Consolidated		Flatbed		Specialized
Revenue	$404.0	$351.7	$180.9	$137.2	$226.1	$221.5
Less Aveda Revenue	—	(9.8)			—	(9.8)
Revenue ex-Aveda	$404.0	$341.9			$226.1	$211.7
Operating expenses	358.7	339.3	158.0	126.5	197.1	207.0
Less Aveda Operating Expenses	(0.2)	(16.3)			(0.2)	(16.3)
Operating expenses ex-Aveda	358.5	323.0			196.9	190.7
Operating income	$45.3	$12.4	$22.9	$10.7	$29.0	$14.5
Operating income ex-Aveda	$45.5	$18.9			$29.2	$21.0
Operating ratio	88.8%	96.5%	87.3%	92.2%	87.2%	93.5%
Operating ratio ex-Aveda	88.7%	94.5%			87.1%	90.1%

Stock based compensation	0.8	1.7	0.1	0.2	0.3	0.3
Amortization of intangible assets	1.8	1.8	0.8	0.8	1.0	1.0
Other (1)	0.5	5.7	—	0.2	—	4.1
Adjusted operating expenses	355.6	330.1	157.1	125.3	195.8	201.6
Less Aveda Operating Expense Adjustments	—	(4.0)			—	(4.0)
Adjusted operating expenses ex-Aveda	355.4	317.8			195.6	189.3
Adjusted operating income	$48.4	$21.6	$23.8	$11.9	$30.3	$19.9
Adjusted operating income ex-Aveda	$48.6	$24.1			$30.5	$22.4
Adjusted operating ratio	88.0%	93.9%	86.8%	91.3%	86.6%	91.0%
Adjusted operating ratio ex-Aveda	88.0%	93.0%			86.5%	89.4%

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income to Operating Income ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)
(In millions)

	Six Months Ended June 30,
(Dollars in millions)	2021	2020	2021	2020	2021	2020
	Consolidated		Flatbed		Specialized
Revenue	$737.9	$742.7	$334.4	$292.4	$409.8	$461.9
Less Aveda Revenue	—	(51.8)			—	(51.8)
Revenue ex-Aveda	$737.9	$690.9			$409.8	$410.1
Operating expenses	684.5	738.6	300.5	273.1	370.3	453.9
Less Aveda Operating Expenses	(0.5)	(77.6)			(0.5)	(77.6)
Operating expenses ex-Aveda	684.0	661.0			369.8	376.3
Operating income	$53.4	$4.1	$33.9	$19.3	$39.5	$8.0
Operating income ex-Aveda	$53.9	$29.9			$40.0	$33.8
Operating ratio	92.8%	99.4%	89.9%	93.4%	90.4%	98.3%
Operating ratio (ex-Aveda)	92.7%	95.7%			90.2%	91.8%

Stock based compensation	3.2	2.6	0.3	0.3	0.5	0.7
Impairment	—	13.4	—	—	—	13.4
Amortization of intangible assets	3.5	3.6	1.5	1.6	2.0	2.0
Third party debt refinancing charges	2.3	—	—	—	—	—
Other (1)	0.5	9.6	—	0.3	—	5.3
Adjusted operating expenses	675.0	709.4	298.7	270.9	367.8	432.5
Less Aveda Operating Expense Adjustments	—	(18.5)				(18.5)
Adjusted operating expenses ex-Aveda	674.5	650.3			367.3	373.4
Adjusted operating income	$62.9	$33.3	$35.7	$21.5	$42.0	$29.4
Adjusted operating income ex-Aveda	$63.4	$40.6			$42.5	$36.7
Adjusted operating ratio	91.5%	95.5%	89.3%	92.6%	89.8%	93.6%
Adjusted operating ratio ex-Aveda	91.4%	94.1%			89.6%	91.1%

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2021				June 30, 2021
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$16.8	$21.3	$(2.8)	$35.3	$23.4	$27.7	$(23.1)	$28.0
Depreciation and amortization	8.9	13.0	0.3	22.2	17.7	26.2	0.5	44.4
Interest income	(0.1)	—	—	(0.1)	(0.1)	(0.1)	—	(0.2)
Interest expense	0.9	1.3	5.4	7.6	2.6	3.4	12.7	18.7
Income tax expense (benefit)	5.4	6.7	(1.4)	10.7	8.1	9.2	(7.4)	9.9
Stock based compensation	0.1	0.3	0.4	0.8	0.3	0.5	2.4	3.2
Change in fair value of warrant liability	—	—	(7.8)	(7.8)	—	—	(2.2)	(2.2)
Third party debt refinancing charges	—	—	—	—	—	—	2.3	2.3
Other (1)	—	—	0.5	0.5	—	—	0.5	0.5
Adjusted EBITDA	$32.0	$42.6	$(5.4)	$69.2	$52.0	$66.9	$(14.3)	$104.6
Less Aveda Adjusted EBITDA		(0.2)		(0.2)		(0.4)		(0.4)
Adjusted EBITDA ex-Aveda		$42.8		$69.4		$67.3		$105.0
Total revenue	180.9	226.1	(3.0)	404.0	334.4	409.8	(6.3)	737.9
Total revenue ex-Aveda		226.1		404.0		409.8		737.9
Net income (loss) margin	9.3%	9.4%	93.3%	8.7%	7.0%	6.8%	366.7%	3.8%
Adjusted EBITDA margin	17.7%	18.8%	180.0%	17.1%	15.6%	16.3%	227.0%	14.2%
Adjusted EBITDA ex-Aveda margin		18.9%		17.2%		16.4%		14.2%

(1) Other includes business transformation costs, restructuring, and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2020				June 30, 2020
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$6.0	$8.7	$(13.1)	$1.6	$10.2	$(3.9)	$(21.0)	$(14.7)
Depreciation and amortization	9.3	13.2	0.3	22.8	18.4	30.1	0.6	49.1
Interest income	(0.1)	—	—	(0.1)	(0.1)	—	(0.3)	(0.4)
Interest expense	2.4	2.8	5.8	11.0	4.9	5.9	12.2	23.0
Income tax expense (benefit)	2.4	3.9	(4.2)	2.1	4.4	5.7	(11.9)	(1.8)
Stock based compensation	0.2	0.3	1.2	1.7	0.3	0.7	1.6	2.6
Change in fair value of warrant liability	—	—	(1.1)	(1.1)	—	—	(2.1)	(2.1)
Impairment	—	—	—	—	—	13.4	—	13.4
Other (1)	0.2	4.1	1.4	5.7	0.3	5.3	4.0	9.6
Adjusted EBITDA	$20.4	$33.0	$(9.7)	$43.7	$38.4	$57.2	$(16.9)	$78.7
Less Aveda Adjusted EBITDA		(2.2)		(2.2)		(4.4)		(4.4)
Adjusted EBITDA ex-Aveda		$35.2		$45.9		$61.6		$83.1
Total revenue	137.2	221.5	(7.0)	351.7	292.4	461.9	(11.6)	742.7
Total revenue ex-Aveda		211.7		341.9		410.1		690.9
Net income (loss) margin	4.4%	3.9%	187.1%	0.5%	3.5%	(0.8)%	181.0%	(2.0)%
Adjusted EBITDA margin	14.9%	14.9%	138.6%	12.4%	13.1%	12.4%	145.7%	10.6%
Adjusted EBITDA ex-Aveda margin		16.6%		13.4%		15.0%		12.0%

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
(Unaudited)

	Three Months Ended
	September 30, 2020
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$4.6	$20.4	$(12.3)	$12.7
Depreciation and amortization	9.3	12.8	0.2	22.3
Interest income	(0.1)	—	—	(0.1)
Interest expense	2.3	2.9	5.9	11.1
Income tax expense (benefit)	2.4	8.4	(8.8)	2.0
Business transformation costs	—	0.1	1.5	1.6
Impaired lease termination	—	(2.4)	—	(2.4)
Restructuring	0.2	4.9	—	5.1
Change in fair value of warrant liability	—	—	3.0	3.0
Stock based compensation	0.3	0.3	1.7	2.3
Adjusted EBITDA	$19.0	$47.4	$(8.8)	$57.6

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income ex-Aveda
Reconciliation of Net Income (Loss) to Net Income (Loss) ex-Aveda
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, except share and per share data)	2021	2020	2021	2020
Net income (loss)	$35.3	1.6	$28.0	(14.7)
Less Aveda Net income (loss)	(0.1)	(4.6)	(0.3)	(19.1)
Net income (loss) ex-Aveda	35.4	6.2	28.3	4.4
Adjusted for:
Income tax expense (benefit)	10.7	2.1	9.9	(1.8)
Less Aveda Income tax expense (benefit)	—	(1.6)	(0.1)	(2.6)
Income tax expense (benefit) ex-Aveda	10.7	3.7	10.0	0.8
Income (loss) before income taxes	46.0	3.7	37.9	(16.5)
Income (loss) before income taxes ex-Aveda	46.1	9.9	38.3	5.2
Add:
Stock based compensation	0.8	1.7	3.2	2.6
Impairment	—	—	—	13.4
Amortization of intangible assets	1.8	1.8	3.5	3.6
Debt refinancing related charges	—	—	3.7	—
Change in fair value of warrant liability	(7.8)	(1.1)	(2.2)	(2.1)
Other (1)	0.4	5.7	0.5	9.6
Adjusted income (loss) before income taxes	41.2	11.8	46.6	10.6
Less Aveda adjustments	—	4.0	—	18.5
Adjusted income (loss) before income taxes ex-Aveda	41.3	14.0	47.0	13.8
Income tax (expense) benefit at adjusted effective rate	(11.1)	(4.2)	(12.8)	(3.2)
Adjusted Net Income ex-Aveda	$30.2	$9.8	$34.2	$10.6

Net income (loss)	$35.3	$1.6	$28.0	$(14.7)
Less Series A preferred dividends	(1.3)	(1.3)	(2.5)	(2.5)
Net income (loss) attributable to common stockholders	34.0	0.3	25.5	(17.2)
Allocation of earnings to non-vested participating restricted stock units	(0.3)	—	(0.2)	—
Numerator for basic EPS - income (loss) available to common stockholders - two class method	$33.7	$0.3	$25.3	$(17.2)
Effect of dilutive securities:
Add back Series A preferred dividends	$1.3	$—	$—	$—
Add back allocation earnings to participating securities	0.3	—	0.2	—
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.3)	—	(0.2)	—
Numerator for diluted EPS - income (loss) available to common shareholders - two class method	$35.0	$0.3	$25.3	$(17.2)

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda (continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, except share and per share data)	2021	2020	2021	2020
Adjusted Net Income ex-Aveda	$30.2	$9.8	$34.2	$10.6
Less Series A preferred dividends	(1.3)	(1.3)	(2.5)	(2.5)
Allocation of earnings to non-vested participating restricted stock units	(0.2)	—	(0.3)	—
Numerator for basic EPS - adjusted income available to common shareholders ex-Aveda - two class method	$28.7	$8.5	$31.4	$8.1
Effect of dilutive securities:
Add back Series A preferred dividends	$1.3	$—	$2.5	$—
Add back allocation earnings to participating securities	0.2	—	0.3	—
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.2)	—	(0.3)	—
Numerator for diluted EPS - adjusted income available to common shareholders ex-Aveda - two class method	$30.0	$8.5	$33.9	$8.1

Basic EPS
Net income (loss) attributable to common stockholders	$0.52	$0.00	$0.39	$(0.27)
Adjusted net income attributable to common stockholders ex-Aveda	$0.44	$0.13	$0.48	$0.12
Diluted EPS
Net income (loss) attributable to common stockholders	$0.49	$0.00	$0.38	$(0.27)
Adjusted net income attributable to common stockholders ex-Aveda	$0.42	$0.13	$0.47	$0.12
Weighted-average common shares outstanding:
Basic	64,842,620	64,173,164	64,960,833	64,625,347
Diluted	71,866,303	64,711,210	66,154,571	64,625,347
Basic - adjusted ex-Aveda	64,842,620	64,652,669	64,960,833	64,625,347
Diluted - adjusted ex-Aveda	71,866,303	64,711,210	71,806,744	64,714,156